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                                                                    EXHIBIT 99.1

                                      PROXY

                           ALAMO TITLE HOLDING COMPANY
                           10010 SAN PEDRO, SUITE 800
                          SAN ANTONIO, TEXAS 78216-3895



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Alex H. Halff and James Halff as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of the Common Stock of Alamo Title Holding Company ("Alamo") held of record by the undersigned on ______, 1998, at a Special Meeting of Shareholders to be held on ______, 1998 and at any adjournment or postponement thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND THE MERGER.


        1. Approval of the Agreement and Plan of Merger, dated as of May 6, 1998, among Fidelity National Financial, Inc., AT Merger, Inc. ("Merger Sub") and Alamo Title Holding Company, and the Merger of Merger Sub with and into Alamo, as more fully described in the accompanying Proxy Statement/Prospectus.


                     FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]


        2. In their discretion, the Proxies are authorized to vote upon procedural matters, including, without limitation, potential adjournments of the Special Meeting, and such other business as may properly come before the meeting or any adjournment or postponement thereof, for which discretionary authority may be exercised.

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Please date this Proxy and sign it exactly as your name or names appear below.
When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized director. If shares are held by a partnership, please sign in partnership name by authorized person.


All other proxies heretofore given by the undersigned to vote shares of stock of Alamo Title Holding Company, which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment or postponement thereof, are hereby expressly revoked.



                                Date___________________________________________
                                _______________________________________________
                                _______________________________________________
                                _______________________________________________
                                                   (Signature)



                                _______________________________________________
                                            (Signature if held jointly)


                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.